                                                                                                                                           Exhibit 4.4

                                          WARRANT AGREEMENT

                                        dated as of December 20, 2000

                                               between

                                         MCM CAPITAL GROUP, INC.

                                                 and

                                         CFSC CAPITAL CORP. VIII

                                                 for
                                        Warrants to Purchase up to
                                      621,576 shares of Common Stock

                                                    - 1 -

                                                 WARRANT AGREEMENT

          This  WARRANT  AGREEMENT,  dated as of  December  20,  2000 (this  "Agreement"),  is entered  into by and between MCM Capital Group, Inc., a Delaware  corporation (the "Company"),  and CFSC Capital Corp. VIII, a Delaware
 corporation ("Lender").

                                                     RECITALS:

          A.       MRC Receivables Corporation, a Delaware corporation ("Midland"),  and a wholly-owned subsidiary of the Company, has requested a $75,000,000 revolving credit facility from Lender pursuant to terms of that certain Credit Agreement dated as of December 20, 2000
 (the "Credit Agreement") in order to acquire certain consumer debt accounts.

          B.       To induce Lender to enter into the Credit Agreement, the Company has agreed to issue to Lender, warrants to purchase up to 621,576 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), exercisable in accordance with the terms and provisions of this Agreement.

          NOW,  THEREFORE,  in consideration of the foregoing and the mutual  agreements and covenants  hereinafter set forth and other good and valuable  consideration,  the receipt and adequacy of which are hereby  acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                                     ARTICLE I
                                                    DEFINITIONS

          Section 1.01.  CERTAIN DEFINED TERMS.  Unless the context otherwise  requires,  the following terms, when used in this Agreement, shall have the respective meanings specified below:

          "Affiliate"  shall mean (i) with respect to any Person,  a Person that  directly,  or indirectly  through one or more  intermediaries,  controls,  or is controlled  by, or is under common control with,  such Person,  and
 (ii) with respect to any natural Person,  (A) the spouse,  parents and direct  descendants of such Person, (B) the estate, testamentary trust, trustees,  executors,  administrators,  legatees or testamentary beneficiaries of such
 Person, and (C) any trust established by such Person for the exclusive benefit of any of the foregoing Persons.

          "Agreement" or "this Agreement" shall have the meaning specified in the preamble to this Agreement.

          "Board" shall mean the board of directors of the Company.

                                                         1

          "Borrowing Date" shall have the meaning specified in the Credit Agreement.
          "Closing Date" shall have the meaning specified in the Credit Agreement.
          "Common Stock" shall have the meaning specified in the recitals to this Agreement. "Company" shall have the meaning specified in the preamble to this Agreement.
          "Credit Agreement" shall have the meaning specified in the recitals to this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exercise Price" shall have the meaning specified in Section 3.01.

          "Expiration Date" shall mean sixty (60) months following the date on which any Warrants first become exercisable pursuant to Section 3.02 in this Agreement.

          "Facility" shall have the meaning specified in the Credit Agreement.

          "Fair  Market  Value"  shall  mean,  with  respect  to any  shares  of  Common  Stock  as of any  date of determination:  (i) if such  shares of Common  Stock are not  Publicly  Traded,  the fair value of such  shares of
 Common  Stock  (A) as  determined  reasonably  and in good  faith  in the  most  recently  completed  arm's-length transaction  between the Company and an unaffiliated  third party in which such determination is necessary and the closing of which shall have occurred  within the six months  preceding  such date of  determination,  or (B) if no such  transaction  shall have occurred  within such six-month  period,  then as determined in accordance  with the
 Valuation  Criteria  reasonably and in good faith by an Independent  Financial  Expert  appointed by the Board and consented  to by Lender (such  consent not to be  unreasonably  withheld);  or (ii) if such shares of Common Stock are Publicly  Traded,  the Market Price of such shares of Common  Stock on the trading day  immediately  preceding such date of determination.

          "Holders"  shall mean the  registered  holders from time to time of the Warrants and,  unless  otherwise provided or indicated herein, the registered holders from time to time of the Underlying Common Stock.

          "Independent  Financial Expert" shall mean a nationally recognized investment banking firm (i) that does not (and  whose  directors,  officers,  employees  and  affiliates  do not) have a direct or  indirect  financial interest in the Company or any of its  Affiliates,  and (ii) that is not, and none of whose  directors,  officer, employees  or  Affiliates  are,  at the time it is called  upon to  render  independent  financial  advice to the
 Company,  a promoter,  director or officer of the Company or any of its Affiliates or an underwriter or placement agent with respect to any of the securities of the Company or any of its Affiliates,  nor have the Company or any such  directors,  officers,  employees or Affiliates  acted in such  capacity  during the three year period prior thereto.

          "Lender" shall have the meaning specified in the preamble to this Agreement.

                                                         2

         "Market Price" shall mean,  with respect to any shares of Common Stock that are Publicly  Traded,  for any specified  trading day,  (i) in the case of shares of Common Stock listed or admitted to trading on any  securities exchange or on the Nasdaq National Market or the Nasdaq SmallCap  Market,  the average closing price, or if no sale takes place on that day,  the average of the closing bid and asked  prices,  for the ten (10) trading days prior to the  specified  date,  (ii) in the case of shares of Common  Stock not then  listed or  admitted  to trading on any securities  exchange or on the Nasdaq  National  Market or the Nasdaq  SmallCap  Market,  the average last reported sale price,  or if no sale takes place on that day,  the average of the closing bid and asked  prices,  for the ten
(10) trading days prior to the  specified  date,  as reported by a reputable  quotation  source  designated  by the
Company,  and (iii) if there are no bid and asked  prices  reported  during the ten (10)  trading days prior to the specified  date,  the Fair Market  Value of such shares of Common Stock as  determined  as if such shares of Common
Stock were not Publicly Traded.

          "Person" shall mean any individual, corporation,  partnership,  association, joint-stock company, trust,
 unincorporated   organization   or  other  entity  or  any  government  or  political   subdivision,   agency  or
 instrumentality  thereof,  as well as any  syndicate or group that would be deemed to be a person  under  Section
 13(d)(3) of the Exchange Act.

          "Publicly Traded" shall mean,  relative to any security,  that such security is (i) listed on a domestic securities exchange,  (ii) quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, or (iii) traded in the domestic  over-the-counter  market,  which  trades are reported on the OTC Bulletin  Board or reported by the
 National Quotation Bureau, Incorporated.

          "Rights" shall mean any "poison pill" or similar  shareholder  rights issued pursuant to a "poison pill"
 shareholder rights plan or similar plan.

          "Securities  Act" shall mean the  Securities  Act of 1933,  as  amended,  and the rules and  regulations thereunder.

          "Taxes" shall mean all transfer,  stamp,  documentary  and other similar  taxes,  assessments or charges levied by any  governmental  or revenue  authority  in respect  hereof in respect of any  Warrant or any  Warrant
 Certificate,  excluding,  however,  franchise  taxes and taxes,  assessments  or charges  levied or imposed on or measured by the net income or receipts of any Person.

          "Underlying  Common Stock" shall mean the shares of Common Stock issuable or issued upon the exercise of the Warrants.

          "Valuation  Criteria" shall mean one or more valuation  methods that the Independent  Financial Expert or the  Board,  as the  case  may be,  in its  professional  or  reasonable  business  judgment,  as the  case may be, determines to be most  appropriate  for use in  determining  the Fair Market Value of any securities for which such determination is required pursuant to this Agreement.

                                                         3

          "Warrant Certificates" shall have the meaning specified in Section 2.01 of this Agreement.

          "Warrants"  shall mean the warrants  issued to Lender as  contemplated  by this Agreement and the Credit
 Agreement.

                                                    ARTICLE II
                                       ORIGINAL ISSUE OF WARRANTS; TRANSFER

          Section  2.01.  FORM OF WARRANT  CERTIFICATES.  The  Warrants  shall be  evidenced  by  certificates  in registered form only and  substantially  in the form attached  hereto as Exhibit A (the "Warrant  Certificates").
 The Warrant  Certificates  shall be dated the date on which such  certificates were signed by the Company and may have such legends and endorsements typed, stamped,  printed,  lithographed or engraved thereon as the Company may deem  appropriate and as are not  inconsistent  with the provisions of this  Agreement,  or as may be required to comply  with  any law or with any rule or  regulation  applicable  thereto,  with any rule or  regulation  of any securities exchange or association on which the Warrants may be listed, or to conform to customary usage.

          Section 2.02. EXECUTION AND DELIVERY OF WARRANT CERTIFICATES.  A Warrant Certificate evidencing Warrants to  purchase up to 621,576  shares of Common  Stock,  subject to Section  3.02  herein,  shall be executed by the
 Company and delivered to Lender on the Closing Date. The Warrant  Certificates shall be executed on behalf of the
 Company by one or more duly authorized officers of the Company.

          Section 2.03.   TRANSFER OF WARRANTS.
(a)      Subject to clause (b) of this Section 2.03 and provided that all other conditions regarding the transfer of the Warrants set forth in this Agreement have been satisfied, each Warrant and the rights thereunder may be transferred by the Holder thereof by delivering to the Company the Warrant Certificate evidencing such Warrant accompanied by a properly completed assignment form (a form of which is attached to the form of Warrant Certificate
 attached as Exhibit A to this Agreement).   Within ten (10) Business Days of receipt of such
 assignment form, the Company shall issue and deliver to the transferee, subject to clause (b)
 below, a Warrant Certificate of like kind and tenor representing the transferred Warrants and to the transferor a Warrant Certificate of like kind and tenor representing any Warrants evidenced
 by such original certificate that are not being transferred.    Each Warrant Certificate issued
 pursuant to this Section 2.03 shall be substantially in the form of Exhibit A to this Agreement and shall bear the restrictive legends set forth thereon (unless, with respect to the legend regarding transfer under applicable securities laws, the Holder or transferee thereof supplies to the Company an opinion of counsel, reasonably satisfactory to the Company, that the restrictions described in such legend are no longer applicable to such Warrants).
(b)      The transfer of Warrants shall be permitted only pursuant to a transaction that complies with, or is exempt from, the provisions of the Securities Act and any applicable

                                                         4

 provisions of state securities laws. The Company may require an opinion of counsel, reasonably satisfactory to the Company, to such effect prior to the transfer of any Warrant.

                                                    ARTICLE III
                                   EXERCISE PRICE; EXERCISE OF WARRANTS GENERALLY

          Section 3.01. EXERCISE PRICE. The Holder of each Warrant Certificate,  subject to the provisions of this
 Agreement,  is entitled to purchase one share of Common Stock for each Warrant represented thereby at an exercise price of $1.00 per share, subject to adjustment as set forth in Article IV hereof (the "Exercise Price").

          Section 3.02.  EXERCISE OF WARRANTS.  Subject to the terms and conditions set forth herein, the Warrants to purchase  621,576 shares of Common Stock are not  immediately  exercisable,  but will become  exercisable,  if ever, in four tranches in the following manner:
(a)      Warrants to purchase 155,394 shares of Common Stock become immediately exercisable on the first Borrowing Date;
(b)      Warrants to purchase an additional 155,394 shares of Common Stock become immediately exercisable on the date on which Midland has drawn an aggregate of at least $22,500,000 against the Facility;
(c)      Warrants to purchase an additional 155,394 shares of Common Stock become immediately exercisable on the date on which Midland has drawn an aggregate of at least $45,000,000 against the Facility; and
(d)      Warrants to purchase an additional 155,394 shares of Common Stock become immediately exercisable on the date on which Midland has drawn an aggregate of at least $67,500,000 against the Facility.

          Section 3.03.  EXPIRATION OF WARRANTS.  The Warrants shall  terminate and become void as of the close of business on the Expiration Date.

          Section 3.04.   METHOD OF EXERCISE.

                   (a)  To  exercise  a  Warrant,  the  Holder  thereof  must  surrender  the  Warrant  Certificate evidencing  such Warrant to the Company,  with a duly  executed  Form of Election to Purchase,  a form of which is attached  hereto,  and pay the Exercise  Price for each share of Underlying  Common Stock as to which Warrants are then being  exercised  in full to the Company (i) by wire  transfer of  immediately  available  funds,  or (ii) by certified or official  bank check,  or (iii) by any  combination  of the  foregoing.  A Holder may  exercise  such
 Warrant  for the number of shares of  Underlying  Common  Stock  issuable  upon  exercise  thereof as set forth in
 Section 3.02, or any lesser number of whole shares of Underlying  Common Stock. In the alternative,  the Holder of a Warrant  Certificate  may  exercise its right to purchase  all or a portion of the shares of  Underlying  Common
 Stock subject to such Warrant Certificate, on a net basis,

                                                         5

 such that,  without  the  exchange  of any funds,  such  Holder  receives  that  number of shares of Common  Stock subscribed  to  pursuant  to such  Warrant  Certificate  less that  number of  shares  of Common  Stock  having an aggregate  Fair Market Value at the time of exercise equal to the aggregate  Exercise  Price that would  otherwise have been  paid by such  Holder  for the  number of shares of  Common  Stock or  fraction  thereof  subscribed  to pursuant to such Warrant Certificate (hereinafter, a "Net Cashless Exercise").
(b)      Not later than the fifth Business Day following the later of (i) surrender of any of the Warrant Certificates in conformity with the foregoing provisions, or (ii) payment by the Holder of the full Exercise Price for the shares of Underlying Common Stock as to which such Warrants are then being exercised, the Company shall transfer to the Holder of such
 Warrant Certificate appropriate evidence of ownership of any shares of Underlying Common
 Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section
 4.04. If such Warrant Certificate is not exercised in full, the Company will issue to the Holder a new Warrant Certificate exercisable for the number of shares of Underlying Common Stock as to which such Warrant has not been exercised. Underlying Common Stock issued upon exercise of a Warrant in the name of any person other than the registered holder of the Warrant shall be subject to Sections 5.03 and 5.04 of this Agreement.
(c)      Each person in whose name any certificate representing shares of
 Underlying Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Underlying Common Stock on the date on which the Warrant
 Certificate was surrendered to the Company and payment of the Exercise Price therefor was received by the Company, irrespective of the date of delivery of such certificate representing shares of Underlying Common Stock.

          Section 3.05.  CANCELLATION OF WARRANTS.  The Company shall cancel any Warrant Certificate  delivered to it for exercise, in whole or in part, or delivered to it for transfer,  exchange or substitution,  and no Warrant
 Certificates  shall be issued in lieu thereof  except as expressly  permitted  by any of the  provisions  of this
 Agreement.  The Company  shall destroy  canceled  Warrant  Certificates.  If the Company shall acquire any of the
 Warrants,  such  acquisition  shall not operate as a redemption or termination  of the right  represented by such
 Warrants  unless and until the Warrant  Certificates  evidencing such Warrants are surrendered to the Company for cancellation.

                                                    ARTICLE IV
                                                   ADJUSTMENTS

          Section  4.01.  ADJUSTMENTS.  The Exercise  Price and the number of shares of Common Stock  issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

                                                         6

(a)      Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications.  In
 the event that the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock,
 (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), then immediately prior to the record date for such dividend or distribution, or the effective date of such subdivision or combination, the
 Exercise Price and the number of shares of Common Stock issuable upon exercise of each
 Warrant shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, at an Exercise Price at which the Holder would pay, in the aggregate, for the adjusted number of shares of Common Stock, the same amount the Holder would have had to pay prior to the adjustment for the unadjusted number of shares of Common Stock.  An adjustment made pursuant to this Section 4.01 (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event,
(b)      Issuance of Common Stock, Rights, Options or Warrants at Lower Values.

                   (i) In the event  that the  Company  shall  issue or sell  shares of Common  Stock,  or  rights, options,  warrants or other securities  convertible or exchangeable into shares of Common Stock, or containing the right to subscribe for or purchase  shares of Common Stock,  at a price per share of Common Stock  (determined  in the case of such rights, options,  warrants or convertible or exchangeable  securities,  by dividing (x) the total amount of  Consideration  receivable  by the Company in respect of the issuance and sale of such rights,  options, warrants or convertible or exchangeable securities,  plus the total Consideration,  if any, payable to the Company upon exercise,  conversion or exchange thereof,  by (y) the total number of shares of Common Stock covered by such rights,  options,  warrants or convertible  or  exchangeable  securities)  that is lower than the then Fair Market
 Value per share of the Common Stock immediately  prior to such sale or issuance,  then the Exercise Price shall be adjusted  immediately  thereafter by multiplying the Exercise Price in effect  immediately  prior to such issuance or sale by a fraction, of which:
(1)      the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of additional shares of Common Stock the aggregate Consideration receivable by or payable to the
         Company as described in 4.01(b)(i) above would purchase at the Fair Market Value per share on the date of such issuance or sale; and
(2)      the denominator shall  be the number of shares Common Stock outstanding immediately prior to such issuance or sale plus the number of additional shares of Common Stock offered for subscription or purchase (including, in the case of rights, options, warrants or convertible or exchangeable securities, the total number of

                                                         7

         shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities).

                  (ii) Upon an adjustment of the Exercise Price pursuant to 4.01(b)(i) above, each  Warrant  shall then be  exercisable  for that  number of shares of Common  Stock  (calculated  to the nearest hundredth of a share) equal to the product of the number of shares of Common Stock  purchasable  immediately  prior to such  adjustment  multiplied by the Exercise Price in effect  immediately  prior to such adjustment and dividing that product by the Exercise Price in effect immediately after such adjustment.

                  (iii) In the event  that the  Company  shall  issue or sell  shares of  Common  Stock or  rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase  shares of Common Stock,  for  consideration  consisting in whole or in part, of property other  than  cash  or its  equivalent,  then  in  determining  the  "price  per  share  of  Common  Stock"  and the
"Consideration"  receivable  by or payable to the  Company  for  purposes  of this  Section  4.01,  the Board shall determine,  in good faith,  the fair value of such  property.  In the event that the  Company  shall issue and sell rights,  options,  warrants or  convertible  or  exchangeable  securities  containing the right to subscribe for or purchase  shares of Common  Stock,  together  with one or more  other  securities  as part of a unit at a price per unit, then to determine the "price per share of Common Stock" and the  "Consideration"  receivable by or payable to the Company for purposes of this  Section 4.0 1, the Board shall  determine,  in good faith,  the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                  (iv) Notwithstanding anything herein to the contrary, the provisions of this
Section 4.01(b) shall not apply to any of the following:

(A)        the grant or issuance of restricted  stock,  options or other similar rights issued pursuant to employee stock option plans,  directors  stock option plans or similar plans  providing for options or other  similar  rights to purchase  Common Stock  covering in the  aggregate not in excess of
                      20% of the  fully-diluted  shares of Common Stock issued and  outstanding  from time to time, or the issuance of shares upon exercise of any such options or other similar rights;

                  (B) the issuance of shares upon the exercise of options,  warrants,  convertible or  exchangeable securities,  or similar  securities that are convertible into Common Stock in accordance with their terms, that are issued and outstanding as of the date of this Agreement;

                  (C) the issuance of any additional Warrants under this Agreement;

                  (D) the issuance of any Rights;

                  (E) the  issuance  of shares of capital  stock  pursuant  to any stock  dividend,  stock split or other distribution in respect of outstanding shares; and

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                   (F) the issuance of Common Stock or  securities  convertible  into Common Stock  pursuant to an underwritten  offering (including,  without limitation,  any such securities issued pursuant to the underwriters'
 overallotment option).
(c)      Issuance of Rights.   In the event that the Company shall distribute any
 Rights prior to the exercise or expiration of the Warrants, the Company shall make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of
 Rights determined as follows: (A)  if such exercise occurs on or prior to the date fixed for the distribution to the holders of Rights of separate securities evidencing such Rights, the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Underlying Common Stock issuable upon such exercise would have been entitled at the time of such exercise in accordance with the terms and provisions applicable to the Rights, and (B) if such exercise occurs after such distribution date, the same number of Rights to which a holder of the number of shares of Underlying Common Stock into which the Warrant so exercised was exercisable immediately prior to such distribution date would have been entitled on the distribution date in accordance with the terms and provisions applicable to the Rights.
(d)      Expiration  Of Rights, Options and Conversion Privileges.  Upon the
 expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment pursuant to Section 4.01(b), if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant, upon such expiration, will be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common
 Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of
 Common Stock, if any, were issued or sold for the Consideration actually received by the
 Company upon such exercise plus the Consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised.
(e)      De Minimis Adjustments.    No adjustment in the number of shares of
 Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 4.01(e) are not required to be made shall be carried forward and taken
 into account in any subsequent adjustment.   All calculations shall be made to the nearest one-
 tenth of a share.

          Section 4.02. DETERMINATION OF ADJUSTMENT.  Whenever there is an adjustment to the Exercise Price or the number of shares of Common Stock issuable upon the exercise of each Warrant,  as herein  provided,  a certificate of an officer of the Company  setting  forth the number of shares of Common Stock  issuable  upon the exercise of each Warrant, and the
 adjusted Exercise Price, if applicable, after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was

                                                         9

 made (in reasonable detail),  shall,  absent  demonstrable error, be conclusive evidence of such adjustment.  The
 Company  shall be entitled to rely on such for the  provisions  of this Section 4.04, be issuable on the exercise of any Warrant (or specified  portion  thereof),  the Company shall pay an amount in cash  calculated by it to be equal to the  certificate  and shall  exhibit  the same from time to time to any Holder  desiring  an  inspection thereof during normal business hours.

          Section 4.03. STATEMENT ON WARRANTS.  Irrespective of any adjustment in the Exercise Price or the number or kind of shares issuable upon the exercise of the Warrants,  certificates  evidencing  Warrants  theretofore or thereafter  issued  may  continue  to  express  the same price and number and kind of shares as are stated in the
 Warrants initially issuable pursuant to this Agreement.

          Section  4.04.  FRACTIONAL  INTEREST.  The Company shall not be required to issue  fractional  shares of
 Common  Stock on the exercise of Warrants.  If more than one Warrant  shall be presented  for exercise in full at the same time by the same  Holder,  the number of full shares of Common  Stock which shall be issuable  upon such exercise  thereof  shall be computed on the basis of the aggregate  number of shares of Common Stock  issuable on exercise of the Warrants so presented.  If any fraction of a share of Common Stock would, except then Fair Market
 Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.

                                                    ARTICLE V
                                              ADDITIONAL AGREEMENTS

          Section 5.01.   WARRANT TRANSFER BOOKS.
(a)      The Warrant Certificates shall be issued in registered form only.    The
 Company shall keep at its executive office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant
 Certificates and of transfers or exchanges of Warrant Certificates as herein provided.
(b)      Every Warrant Certificate surrendered  for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

          Section  5.02.  NO  STOCKHOLDER  RIGHTS.  Prior to the exercise of the  Warrants,  no holder of a Warrant
Certificate,  as such,  shall be entitled to vote or be deemed the holder of Common  Stock or any other  securities of the Company which may at any time be issuable on the exercise  hereof,  nor shall anything  contained  herein be construed to confer upon any holder of a Warrant  Certificate,  as such, the rights of a stockholder of the Company or the right to vote for the  election of directors or upon any matter  submitted  to  stockholders  at any meeting thereof,  or to give or withhold  consent to any corporate  action,  to exercise any preemptive  right,  to receive notice of  meetings or other  actions  affecting  stockholders  (except as  specifically  provided  herein),  or to receive dividends or subscription rights or otherwise.

                                                     10

          Section 5.03.  RESTRICTIONS ON TRANSFER.  The Holder of any Warrant Certificate,  by acceptance thereof, acknowledges  and agrees that without  limitation  of the  obligations  set forth in Section  5.07, it shall be a condition  precedent  to any  transfer of the Warrant that each  proposed  transferee  execute and deliver to the
 Company the documentation required by such Section 5.07.

          Section 5.04. NO  REGISTRATION  OF WARRANTS OR UNDERLYING  COMMON STOCK UNDER  SECURITIES  LAWS;  OTHER
 REGULATORY FILINGS.
(a)      Neither the Warrants nor the Underlying Common Stock have been registered under the Securities Act or any state securities laws.
(b)      The Holder of any Warrant Certificate, by acceptance thereof, represents that it is acquiring the Warrants to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any Warrants or any
 Underlying Common Stock unless (i) such transfer is made in connection with an effective registration statement under the Securities Act and any applicable state securities laws or
 (ii) such transaction is exempt from the registration requirements of the Securities Act, the rules and regulations in effect thereunder and any applicable state securities laws and, if requested by the Company, the Holder thereof has furnished the Company a satisfactory opinion of counsel for such Holder to such effect.
(c)      Each Holder of Warrants also hereby acknowledges that any exercise of the Warrants may be subject to the filing requirements of the Hart-Scott-Rodino Antitrust
 Improvements Act of 1976, as amended, and agrees to make any such required filings prior to any such exercise.

          Section  5.05.  RESERVATION  OF COMMON STOCK FOR ISSUANCE ON EXERCISE OF WARRANTS.  The Company shall at all times reserve and keep available,  out of its authorized but unissued Common Stock, solely for the purpose of issue upon  exercise  of  Warrants as herein  provided,  such  number of shares of Common  Stock as shall then be issuable  upon the exercise of all  outstanding  Warrants.  All shares of Common Stock which shall be so issuable shall,  upon such issue and upon payment of the exercise price therefor as provided  herein and in the applicable
 Warrant Certificate, be duly and validly issued and fully paid and non-assessable.

          Section  5.06.  PAYMENT OF TAXES.  The Company  shall pay all Taxes that may be imposed on the Company or on the Warrants or on any  securities  deliverable  upon  exercise of Warrants with respect  thereto.  The Company shall not be required,  however,  to pay any Taxes or other charges imposed in connection with any transfer of any certificate  for shares of Common Stock or other  securities  underlying  the Warrants or payment of cash,  to any person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant.

          Section  5.07.  CERTAIN  PERSONS  TO  EXECUTE  AGREEMENT.  Without  in any  way  limiting  any  transfer restrictions contained elsewhere herein, no Holder shall sell or

                                                        11

 otherwise transfer any Warrants held by such Holder,  unless, prior to the consummation of any such sale or other disposition,  the person to whom such sale or other  disposition  is proposed to be made executes and delivers to the Company an agreement, in form and substance satisfactory to the Company,  whereby such prospective transferee confirms that, with respect to the Warrants that are the subject of such sale or other  disposition,  it shall be deemed to be a  "Holder"  for the  purposes  of this  Agreement  and  agrees to be bound by all the terms of this
 Agreement.  Upon the execution and delivery by such prospective transferee of such agreement,  and subject to all applicable  transfer  restrictions,  such  prospective  transferee shall be deemed a "Holder" for the purposes of this Agreement,  and shall have the rights and be subject to the  obligations of a Holder  hereunder with respect to the Warrants held by such prospective transferee.

          Section  5.08.  PRIOR  NOTICE OF  DIVIDENDS.  If the  Company  declares a dividend  distribution  to the holders of the  Company's  Common Stock at any time there are  outstanding  Warrants  held by the Holder that are then  exercisable,  the Company will give the Holders  notice of the  declaration of the dividend at least thirty days prior to the date on which the Company  determines the dividend is to be paid.  Such notice shall be sent to the Holders in accordance with Section 6.02 below.

          Section 5.09.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the
 Holders that as of the date of this Agreement:

          (i) The Company is a corporation duly organized,  validly existing,  and in good standing under the laws of the jurisdiction of its incorporation,  and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

          (ii) The Company has full power and authority  (including  full corporate power and authority) to execute and deliver this Agreement and to perform its  obligations  hereunder.  This Agreement has been duly authorized by all necessary  action on the part of Company.  This Agreement has been duly executed and delivered by the Company.
 This Agreement  constitutes  the valid and legally  binding  obligation of the Company,  enforceable in accordance with its terms and  conditions,  except as such  enforceability  may be limited by  applicable  laws  relating  to bankruptcy,  insolvency,  fraudulent conveyance,  reorganization,  moratorium or similar laws affecting creditors'
 rights generally or by general equitable  principles and rules of law governing specific  performance or estoppel, and except to the  extent  that  injunctive  or other  equitable  relief is within  the  discretion  of a court of competent jurisdiction.

          (iii) The  Company is  authorized  to issue  50,000,000  shares of Common  Stock,  $0.01 par value,  and
 5,000,000 shares of preferred stock,  $.01 par value. As of December 19, there were outstanding  7,191,131 shares of Common  Stock,  no shares of  preferred  Stock,  and  warrants to  purchase  578,571  shares of Common  Stock, excluding the Warrants.

          (iv) The  Underlying  Common  Stock,  when issued in  accordance  with the terms and  provisions of this
 Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                                                        12

       .                                           ARTICLE VI
                                                  MISCELLANEOUS

          Section 6.01. EXPENSES. All costs and expenses,  including,  without limitation,  fees and disbursements of counsel,  financial advisors and accountants,  incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.

          Section 6.02. NOTICES. All notices,  requests,  claims, demands and other communications  hereunder shall be in writing  and shall be given or made (and shall be deemed to have been duly  given or made upon  receipt)  by delivery in person, or by courier service,  cable,  telecopy,  telegram,  or registered or certified mail (postage prepaid,  return  receipt  requested)  to the  respective  parties  hereto  at their  addresses  set  forth on the signature  pages to this  Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 6.02).

          Section 6.03.  HEADINGS.  The  descriptive  headings  contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

          Section  6.04.  SEVERABILITY.  If any term or other  provision of this  Agreement is invalid,  illegal or incapable of being  enforced by any law or public policy,  all other terms and provisions of this Agreement  shall nevertheless  remain in full force and  effect so long as the  economic  or legal  substance  of the  transactions contemplated  hereby is not affected in any manner materially  adverse to any party. Upon such  determination that any term or other  provision  is  invalid,  illegal or  incapable  of being  enforced,  the parties  hereto  shall negotiate in good faith to modify this  Agreement  so as to effect the  original  intent of the parties as closely as  possible  in an  acceptable  manner in order that the  transactions  contemplated  hereby are  consummated  as originally contemplated to the greatest extent possible.

          Section 6.05.  MUTILATED OR MISSING WARRANT  CERTIFICATES.  If any Warrant  Certificate is lost,  stolen, mutilated  or  destroyed,  the Company in its  discretion  may issue,  in exchange and  substitution  for and upon cancellation of the mutilated  Warrant  Certificate,  or in lieu of and substitution  for the Warrant  Certificate lost,  stolen or destroyed,  and upon receipt of a proper affidavit or other evidence  satisfactory to the Company
 (and surrender of any mutilated  Warrant  Certificate) and bond of indemnity in form and amount and with corporate surety  satisfactory  to the Company in each instance  protecting the Company,  a new Warrant  Certificate of like tenor and  exercisable  for an  equivalent  number of shares of Common Stock as the Warrant  Certificate  so lost, stolen,  mutilated  or  destroyed.  Any such new Warrant  Certificate  shall  constitute  an original  contractual obligation of the Company,  whether or not the allegedly lost, stolen,  mutilated or destroyed Warrant Certificate at any time shall be  enforceable by anyone.  An applicant for such a substitute  Warrant  Certificate  also shall comply  with  such  other  reasonable  regulations  and pay such  other  reasonable  charges  as the  Company  may prescribe.  All  Warrant  Certificates  shall be held and owned  upon the  express  condition  that the  foregoing provisions  are  exclusive  with respect to the  replacement  of lost,  stolen,  mutilated  or  destroyed  Warrant
 Certificates, and shall preclude any and all other rights or remedies

                                                        13

 notwithstanding  any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

          Section 6.06.  ENTIRE  AGREEMENT.  This  Agreement and the documents  referred to herein  constitute the entire  agreement  of the  parties  hereto with  respect to the subject  matter  hereof and  supersede  all prior agreements  and  undertakings,  both  written and oral,  between or among the parties with respect to the subject matter hereof.

          Section 6.07. NO THIRD PARTY  BENEFICIARIES.  This  Agreement  shall be binding upon and inure solely to the  benefit of the  parties  hereto and their  respective  successors  and  permitted  assigns.  Nothing in this
 Agreement,  whether  express or implied,  is intended to or shall  confer upon any person  other than the parties hereto and their respective  successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

          Section 6.08.  AMENDMENT;  WAIVER. This Agreement may not be amended,  modified,  supplemented or waived except by an  instrument  in writing  signed by, or on behalf of, the Company and holders of more than 50% of the outstanding  Warrants  or, in the case of a  waiver,  the party to be bound  thereby  (which,  in the case of the
 Holders of the Warrants, shall require Holders of more than 50% of the outstanding Warrants).

          Section 6.09.  GOVERNING  LAW. IN ALL  RESPECTS,  INCLUDING  ALL MATTERS OF  CONSTRUCTION,  VALIDITY AND
 PERFORMANCE,  THIS  AGREEMENT  AND THE  OBLIGATIONS  OF EACH PARTY  ARISING  HEREUNDER  SHALL BE GOVERNED BY, AND
 CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE  APPLICABLE TO CONTRACTS EXECUTED IN
 AND TO BE PERFORMED  ENTIRELY WITHIN SUCH STATE,  WITHOUT REGARD TO THE PRINCIPLES  THEREOF REGARDING CONFLICT OF
 LAWS.

          Section  6.10.  COUNTERPARTS.  This  Agreement  may be executed in one or more  counterparts,  and by the different parties hereto in separate  counterparts,  each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section  6.11.  SPECIFIC  PERFORMANCE.  Each Holder shall have the right to specific  performance  by the
 Company of the  provisions  of this  Agreement,  in addition to any other  remedies  that it may have at law or in equity. The Company hereby  irrevocably  waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific  performance  in any action brought  against the Company for specific  performance of this Agreement by the Holders of the Warrants or the Underlying Common Stock.

          Section 6.12.  FILINGS.  The Company shall, at its own expense and to the extent it is reasonably able to do so,  promptly  execute  and  deliver,  or cause to be executed  and  delivered,  to any Holder of Warrants  all applications, certificates, instruments and other documents that such
 Holder may reasonably request in connection with the obtaining of any consent, approval.

                                                     14

 qualification  or authorization  of any Federal,  state or local government (or any agency or commission  thereof)
 necessary or  appropriate  in connection  with,  or for the effective  exercise of, any Warrants then held by such
 Holder,  in each case subject to such  confidentiality  obligations as the Company may  reasonably  impose on such
 Holder;  provided,  however,  that the Company  shall not be  required to qualify to do business  in, or provide a general  consent to service of process in, any  jurisdiction  in which it is not already  qualified to do business and shall not be required to register  the  Warrants  or the  Underlying  Common  Stock under any Federal or state securities laws except as otherwise  required under any registration  rights  agreement (or similar  agreement) to which the Company may be a party from time to time.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                     15

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                       MCM CAPITAL GROUP, INC.

                                                       By:    /s/  Carl C. Gregory III
                                                       Name: Carl C. Gregory III,
                                                       Title:   President

                                                       CFSC CAPITAL CORP. VIII

                                                       By:    /s/  Greggory S. Haugen
                                                       Name:____Greggory S. Haugen___________
                                                       Title:_____Vice President______________

                                                     16

                                                     EXHIBIT A
                                           [FORM OF WARRANT CERTIFICATE]

 THE  SECURITIES  EVIDENCED BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED  UNDER THE  SECURITIES ACT OF 1933, AS
 AMENDED,  OR ANY STATE  SECURITIES  LAWS AND MAY NOT BE TRANSFERRED,  SOLD,  ASSIGNED,  PLEDGED,  HYPOTHECATED OR
 OTHERWISE  DISPOSED  OF, AND NO  REGISTRATION  OF  TRANSFER OF SUCH  SECURITIES  WILL BE MADE ON THE BOOKS OF THE
 ISSUER,  UNLESS (i) SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE  REGISTRATION  STATEMENT UNDER SUCH ACT
 AND ANY APPLICABLE STATE  SECURITIES LAWS OR (ii) SUCH  TRANSACTION IS EXEMPT FROM THE REGISTRATION  REQUIREMENTS
 OF THE SECURITIES  ACT OF 1933, AS AMENDED,  THE RULES AND  REGULATIONS  IN EFFECT  THEREUNDER AND ANY APPLICABLE
 STATE  SECURITIES  LAWS AND,  IF  REQUESTED  BY THE  COMPANY,  THE HOLDER  THEREOF  HAS  FURNISHED  THE COMPANY A
 SATISFACTORY OPINION OF COUNSEL FOR SUCH HOLDER TO SUCH EFFECT.

 THE SECURITIES  EVIDENCED BY THIS  CERTIFICATE AND THE SECURITIES  ISSUABLE UPON THE EXERCISE OF THIS CERTIFICATE
 ARE SUBJECT TO CERTAIN  RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A WARRANT AGREEMENT,  DATED AS
 OF DECEMBER _, 2000, AS  THEREAFTER  AMENDED,  SUPPLEMENTED  OR OTHERWISE  MODIFIED FROM TIME TO TIME,  COPIES OF
 WHICH ARE ON FILE AT THE  PRINCIPAL  EXECUTIVE  OFFICES  OF THE  ISSUER.  NO  REGISTRATION  OF  TRANSFER  OF SUCH
 SECURITIES  WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH  RESTRICTIONS  SHALL HAVE BEEN COMPLIED
 WITH.

                                             MCM CAPITAL GROUP, INC.

                                          WARRANT CERTIFICATE
                                         Dated as of________,_____

                                WARRANTS TO PURCHASE _________ SHARES OF COMMON STOCK

 Certificate No.________
 Number of Warrants: _________

          MCM CAPITAL  GROUP,  INC., a corporation  organized and existing  under the laws of the State of Delaware
 (the  "Company"),  hereby certifies that, for value received,  CFSC CAPITAL CORP. VIII or its registered  assigns, is the registered  holder of the number of Warrants set forth above (the  "Warrants").  Each Warrant shall entitle the  registered  holder thereof (the  "Holder"),  subject to the  provisions  contained  herein and in the Warrant
 Agreement
 dated as of December__________, 2000 (as thereafter amended, modified or supplemented, the "Warrant
 Agreement") by and between the Company and the Lender (as defined therein), to receive from

                                                         1

 the Company one share of Common Stock,  par value $0.01 per share, of the Company ("Common Stock") at an exercise price of $1.00 per share,  subject to adjustment upon the occurrence of certain events as more fully described in
 Article IV of the Warrant Agreement.  The Warrants shall be exercisable in the manner described in Article III of the Warrant  Agreement and shall terminate and become void as of the close of business on the Expiration Date, as such term is defined in the Warrant Agreement.

          This Warrant  Certificate is issued under and in accordance  with the Warrant  Agreement,  and is subject to the terms and provisions  contained in the Warrant  Agreement,  to all of which terms and provisions the Holder of this Warrant  Certificate  consents by acceptance  hereof,  which  applicable  terms and  provisions are hereby incorporated  herein by reference and made a part hereof.  Reference is hereby made to the Warrant Agreement for a full statement of the respective rights,  limitations of rights, duties and obligations  thereunder of the Company and the Holders of the Warrants.

          The Exercise  Price and the number of shares of Common Stock issuable upon the exercise of each Warrant, is subject to adjustment as provided in the Warrant Agreement.

          All shares of Common  Stock  issuable by the Company  upon the  exercise  of Warrants  shall,  upon such issuance and upon payment of the Exercise Price in accordance with the terms set forth in the Warrant  Agreement, be duly and validly issued and fully paid and non-assessable.

          In order to exercise a Warrant,  the Holder hereof must surrender this Warrant  Certificate at the office of the Company,  with the Form of Election to Purchase attached hereto  appropriately  completed and duly executed by the Holder hereof, all subject to the terms and conditions hereof and of the Warrant Agreement.

          All  capitalized  terms used in this  Warrant  Certificate  that are not  defined  herein  shall have the meanings assigned to them in the Warrant Agreement.

          Copies of the Warrant  Agreement  are on file at the office of the Company and may be obtained by writing to the Company at MCM Capital Group, Inc., 5775 Roscoe Court, San Diego, California 92123, Attention: Secretary.

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                                                         2

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officers thereunto duly authorized as of the date first written above.

                                                       MCM CAPITAL GROUP, INC.

                                                       By:_____________________________________
                                                       Name: Carl C. Gregory III
                                                       Title:     President